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                                                            EXHIBIT NO. 99.9(d)
                                MFS SERIES TRUST IV


                            CERTIFICATION OF AMENDMENT
                            TO THE DECLARATION OF TRUST


                           ESTABLISHMENT AND DESIGNATION
                                    OF CLASSES


     Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Series Trust IV, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing shares (as defined in the Declaration) of MFS Money Market Fund, a series of the Trust, as follows:

     The class of shares previously designated as "Class "A" Shares" shall be redesignated as "Class A Shares".

     Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004 (the "Declaration") of MFS Series Trust IV, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Money Market Fund, a series of the Trust, to create twelve additional classes of shares, within the meaning of Section 6.10, as follows:

     1. The additional classes of Shares are designated "Class B Shares",
        "Class C Shares", "Class I Shares", "Class R Shares," "Class R1 Shares", "Class R2 Shares", "Class R3 Shares," "Class R4 Shares", "Class R5 Shares", "Class 529A Shares", "Class 529B Shares" and "Class 529C Shares";

     2. Class B Shares, Class C Shares, Class I Shares, Class R Shares, Class
        R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R5 Shares, Class 529A Shares, Class 529B Shares and Class 529C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

     3. The purchase price of Class B Shares, Class C Shares, Class I Shares, Class R Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R5 Shares, Class 529A Shares, Class 529B Shares and Class 529C Shares, the method of determination of the net asset value of Class B Shares, Class C Shares, Class I Shares, Class R Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R5 Shares,

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        Class 529A Shares, Class 529B Shares and Class 529C Shares, the price, terms and manner of redemption of Class B Shares, Class C Shares, Class I Shares, Class R Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R5 Shares, Class 529A Shares, Class 529B Shares and Class 529C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

     4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

     5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

     IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 30th day of March, 2007 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


ROBERT E. BUTLER                               WILLIAM R. GUTOW
---------------------------                    ---------------------------
Robert E. Butler                               William R. Gutow
804 W. Park Avenue                             3 Rue Dulac
State College PA  16803                        Dallas TX  75230


LAWRENCE H. COHN                               MICHAEL HEGARTY
---------------------------                    ---------------------------
Lawrence H. Cohn                               Michael Hegarty
45 Singletree Road                             177 Old Briarcliff Road
Chestnut Hill MA  02467                        Briarcliff Manor NY  10510


DAVID H. GUNNING                               J. ATWOOD IVES
---------------------------                    ---------------------------
David H. Gunning                               J. Atwood Ives
2571 N. Park Blvd.                             17 West Cedar Street
Cleveland Heights OH  44106                    Boston MA  02108

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ROBERT J. MANNING                              J. DALE SHERRATT
---------------------------                    ---------------------------
Robert J. Manning                              J. Dale Sherratt
13 Rockyledge Road                             86 Farm Road
Swampscott MA  01907                           Sherborn MA  01770


LAWRENCE T. PERERA                             LAURIE J. THOMSEN
---------------------------                    ---------------------------
Lawrence T. Perera                             Laurie J. Thomsen
18 Marlborough Street                          235 Nashawtuc Road
Boston MA  02116                               Concord MA 01742


ROBERT C. POZEN                                ROBERT W. UEK
---------------------------                    ---------------------------
Robert C. Pozen                                Robert W. Uek
9 Arlington Street                             536 Tierra Mar Lane
Boston MA 02116                                Naples FL  34108